                                                                    Exhibit 99.1

[SHPI's logo]

               SPECIALIZED HEALTH PRODUCTS REPORTS RECORD REVENUES
                    AND IS PROFITABLE FOR THE SECOND QUARTER

BOUNTIFUL, Utah - August 9, 2006 - Specialized Health Products International,
Inc. ("SHPI") (OTCBB: SHPI), a manufacturer and marketer of proprietary safety medical devices, today announced consolidated financial results for the three and six-month periods ended June 30, 2006.

Second quarter highlights are as follows (financial comparisons are to second quarter 2005):

   o Revenues more than doubled to $3.4 million
   o Manufactured product sales increased $1.6 million or 175% to $2.5 million
   o Company reported net income of $228,000, an improvement of $716,000
   o Merger with The Med-Design Corporation closed on June 2, 2006
   o Cash and cash equivalents increased to $7.1 million and all debt is extinguished

Total revenues for the second quarter of 2006 were $3.4 million, representing a
102% increase compared to $1.7 million reported for the second quarter of 2005.
Manufactured product sales increased 175% to $2.5 million and accounted for 75%
of total revenue. Royalties from licensed products increased 29% to $527,000.
SHPI revenue streams contributed $3.0 million of total revenue in the second quarter. Consolidated results include approximately one month of sales from
Med-Design manufactured products and royalties from licensed products, which contributed $384,000 of total revenue in the quarter.

Gross profit for the quarter was $2.2 million, representing a 94% increase compared to the second quarter of 2005 and a 65% gross profit margin. SHPI reported net income of $228,000 for the quarter, an improvement of $716,000 compared to a net loss of $488,000 reported in the second quarter of 2005. Net income for the second quarter of 2006 was breakeven on an earnings per diluted share basis compared to a net loss of $(0.01) per diluted share for the same period last year.

Revenues for the six months ended June 30, 2006 were $5.4 million, an increase of 62% compared to $3.3 million reported for the same period in 2005.
Manufactured product sales increased 128% to $3.9 million and accounted for 73%
of total revenue for the six-month period. Royalty revenue was flat compared to the first six months of 2005 at $962,000. SHPI reported a net loss of $315,000 or $(0.01) per diluted share for the six months ended June 30, 2006, compared to a net loss of $706,000 or $(0.02) per diluted share for the same period in 2005.

"The second quarter marked a turning point for SHPI," commented Jeff Soinski,
President and Chief Executive Officer. "We achieved our first $3 million revenue quarter and transitioned the company to profitability on a GAAP accounting basis. We also completed our acquisition of Med-Design and substantially completed our integration, so that we can immediately start to benefit from the significant cost-savings associated with the merger. With the strong growth of our manufactured products, driven primarily by the success of our MiniLoc(TM)
Safety Infusion Set product line launched in the second half of last year, and the addition of the Med-Design revenue streams, we believe we are well-positioned to continue to deliver profitable growth in the coming quarters."

"We are off to a strong start in the third quarter. We are experiencing continued strength in our safety infusion set product lines, have added new OEM customers for our SecureLoc(TM) Safety Introducer Needle launched at the end of last year, and have fully completed the Med-Design integration," continued Mr.
Soinski. "During the quarter, we have also re-launched the SafeStep(R) Huber
Needle Set brand acquired from Med-Design and have begun a product optimization program."

"We expect to begin shipping two new manufactured product lines in the third quarter under exclusive supply agreements with large corporate customers," added
Mr. Soinski. "Bard Access Systems recently received FDA marketing clearance for
PowerLoc(TM), a power-injectable safety infusion set designed to be used in conjunction with Bard's exciting new PowerPort(TM) product line. Under our agreement, we will manufacture the PowerLoc(TM) Safety Infusion Set product line for Bard and supply it to them on an OEM private label basis. We also expect to begin shipping bone marrow biopsy needles to Tyco Healthcare during the quarter.
We will initially manufacture and supply conventional product to Tyco based upon an enhanced ergonomic design, and follow with proprietary safety product offerings once FDA marketing clearance is obtained."

"We had previously projected 70% to 80% revenue growth in 2006 on a combined company basis compared with SHPI's stand alone revenue in 2005," said Mr.
Soinski. "Based upon our performance in the first half of the year, we now believe that we can deliver 80% to 90% revenue growth in 2006 for total revenue of $12.6 to $13.3 million this year. In addition, we expect to be profitable on a GAAP accounting basis and cash flow positive from operations in 2006."

Conference Call
SHPI will conduct a conference call to discuss second quarter and first half
2006 financial results on Thursday, August 10, 2006, at 4:30 p.m. Eastern time.
Investors can participate in the conference call live by dialing (800) 230-1096 in the U.S. and (612) 288-0337 internationally. In addition, the call will be webcast live and available for playback within one hour of completion of the call through a link on the SHPI's website at www.shpi.com. A replay of the call will also be available for one week after the event by dialing (800) 475-6701 in the U.S. and (320) 365-3844 internationally and entering access code: 838517.

About Specialized Health Products International, Inc.
Specialized Health Products International, Inc. ("SHPI") is a leading developer, manufacturer and marketer of proprietary disposable medical devices for clinician and patient safety. SHPI has developed multiple safety needle products based upon a broad intellectual property portfolio that applies to virtually all medical needles used today. SHPI manufactures and markets certain products, including three of the leading brands in the safety Huber needle market, under its own label. It licenses or supplies other products to leading manufacturers and marketers in the global disposable medical products industry, including Tyco
Healthcare, Bard Access Systems, and BD Medical. In June 2006, SHPI merged with
The Med-Design Corporation, another leading technology provider in the safety medical needle space. For more information about SHPI, visit the company's website at www.shpi.com.

This news release contains forward-looking statements within the meaning of the
Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, the effect of the Company's accounting policies and other risk factors detailed in the Company's SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included on certain forms the Company files with the Securities and Exchange Commission.

Contact:
Specialized Health Products International, Inc.
Paul Evans
Tel: 801-298-3360
pevans@shpi.com

                                      # # #

                            (Financial Tables Follow)

                          SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (Unaudited)

                                                         Three Months Ended                         Six Months Ended
                                                  ----------------------------------        ----------------------------------
                                                  June 30, 2006      June 30, 2005          June 30, 2006       June 30, 2005
                                                  --------------     ---------------        ---------------     --------------
Revenue:
   Product sales                                    $ 2,540,161         $   924,139            $ 3,930,009        $ 1,722,706
   Product royalties                                    526,806             409,752                961,617            966,364
   Technology fees and license revenues                  49,167              69,953                 98,334            268,859
   Development fees and related services                252,057             261,974                406,072            367,775
                                                    -----------         -----------            -----------        -----------
Total revenues                                        3,368,191           1,665,818              5,396,032          3,325,704

Cost of revenues                                      1,192,549             541,526              1,915,877            867,782
                                                    -----------         -----------            -----------        -----------

Gross profit                                          2,175,642           1,124,292              3,480,155          2,457,922
                                                    -----------         -----------            -----------        -----------

Operating expenses:
   Research and development (2006 excludes
     amortization of deferred compensation of
     $109,855 and $219,709; 2005 excludes
     $108,832 and $215,620)                             831,541             707,344              1,661,833          1,378,577
   Sales and marketing (2006 excludes
     amortization of deferred compensation of
     $7,483 and $13,176; 2005 excludes $4,770           342,771             238,071                623,131            461,141
     and $8,118)
   General and administrative (2006 excludes
     amortization of deferred compensation of
     $211,396 and $422,791; 2005 excludes
     $210,506 and $419,235)                             431,116             335,932                809,596            670,340
  Amortization of deferred compensation                 328,897             324,108                655,674            639,434
                                                    -----------         -----------            -----------        -----------

Total operating expenses                              1,934,325           1,605,455              3,750,234          3,149,492
                                                    -----------         -----------            -----------        -----------

Income (loss) from operations                           241,317            (481,163)              (270,079)          (691,570)
                                                    -----------         -----------            -----------        -----------

Other income (expense):
  Interest income                                        29,354               2,475                 29,471              5,864
  Other income (expense)                                (42,987)             (9,581)               (71,302)           (16,660)
                                                    -----------         -----------            -----------        -----------

Total other income (expense), net                       (13,633)             (7,106)               (41,831)           (10,796)
Income/franchise tax                                          -                   -                 (3,435)            (3,539)
                                                    -----------         -----------            -----------        -----------

Net income (loss)                                   $   227,684         $ (488,269)            $  (315,345)       $  (705,905)
                                                    ===========         ===========            ===========        ===========

Basic net income (loss) per common share            $       .00         $      (.01)           $      (.01)       $      (.02)
                                                    ===========         ===========            ===========        ===========

Basic weighted average number of common
  shares outstanding                                 51,302,747          44,582,473             47,984,807         44,520,693

Diluted net income (loss) per common share          $       .00         $      (.01)           $      (.01)       $      (.02)
                                                    ===========         ===========            ===========        ===========

Diluted weighted average number of common
  shares outstanding                                 51,302,747          44,582,473             47,984,807         44,520,693

                         SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED BALANCE SHEETS

         ASSETS                                                                June 30,             December 31,
                                                                                 2006                   2005
                                                                              (Unaudited)            (Audited)
                                                                           ----------------       ----------------
Current assets:
   Cash and cash equivalents                                               $      7,073,729       $        707,222
   Accounts receivable, net                                                       2,456,997              1,577,715
   Inventory, net                                                                 1,212,918                618,490
   Prepaid expenses and other                                                       528,730                 58,190
                                                                           ----------------       ----------------
     Total current assets                                                        11,272,374              2,961,617
                                                                           ----------------       ----------------

Property and equipment, net of accumulated depreciation and
  amortization of $1,087,860 and $985,760, respectively                           1,211,048                886,141

Intangible assets, net                                                            2,695,226                241,115

Goodwill                                                                            882,703                      -

Other assets                                                                        103,345                549,742
                                                                           ----------------       ----------------
                                                                           $     16,164,696       $      4,638,615
                                                                           ================       ================

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                        $      4,505,591       $      2,162,895

Deferred revenue, net of current portion                                            270,401                368,735

Deferred rent                                                                             -                  3,176

Accrual for patent litigation expenses, net of current portion                      611,763                845,200

Note payable - long term                                                                  -                500,000
                                                                           ----------------       ----------------

     Total liabilities                                                            5,387,755              3,880,006
                                                                           ----------------       ----------------

Stockholders' equity:
   Preferred stock, $.001 par value; 30,000,000 shares authorized,                        -                      -
      no shares outstanding
   Common stock, $.02 par value; 70,000,000 shares authorized,
     66,205,177 and 44,629,445 shares issued and outstanding at June              1,324,104                892,589
     30, 2006 and December 31, 2005, respectively
   Additional paid-in capital                                                    49,679,616             42,153,783
   Deferred compensation                                                                  -             (2,376,330)
   Accumulated deficit                                                          (40,226,779)           (39,911,433)
                                                                           ----------------       ----------------
     Total stockholders' equity                                                  10,776,941                758,609
                                                                           ----------------       ----------------
                                                                           $     16,164,696       $      4,638,615
                                                                           ================       ================